SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2003

Wells Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

Important:

Information regarding the conclusion of the Wells REIT and the effectiveness of Wells REIT II

December 1, 2003

Dear Registered Representative:

We are closing the Wells REIT to new investments as of December 15, 2003, or sooner should the remaining shares available for sale to the public be depleted. We appreciate your continued support during this time and encourage you to review the attached fact sheet for additional operational information. As of Wednesday, November 26, 2003, there were 15,000,000 shares remaining.

We are pleased to inform you that on November 26, 2003, the SEC declared Wells REIT II effective. We have been and will continue to be in communication with your Broker/Dealer about this product. Subject to your Broker/Dealer signing the Wells REIT II selling agreement, a Wells REIT II prospectus and subscription agreement will be mailed to your attention. You may not present the Wells REIT II offering to any client until your Broker/Dealer first signs the selling agreement.

Should you have any questions regarding the Wells REIT II offering or the status of the selling agreement with your Broker/Dealer, please contact your Broker/Dealer’s due diligence department directly.

Should you have additional operational questions concerning the closing of Wells REIT, please contact our Investor Services Specialists at 800-557- 4830. Thank you for your confidence and the trust you have placed in Wells.

Sincerely,

/s/ Philip M. Taylor

Philip M. Taylor

President

Wells Investment Securities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC. (Registrant)

By:	/s/ Leo F. Wells, III

Leo F. Wells, III President

Date: December 1, 2003